Espey Announces 3rd Quarter Dividend

Saratoga Springs, NY; March 9, 2015 - The Board of Directors of Espey Mfg. & Electronics Corp. (NYSE MKT: ESP) has declared a regular quarterly dividend of $0.25 per share for the third quarter of fiscal year ending June 30, 2015. The dividend will be payable on March 31, 2015, to all shareholders of record on March 23, 2015.

Espey’s primary business is the development, design, and production of standard and specialized military and industrial power electronics, power supplies, transformers and contract manufacturing. The Company’s web site can be found on the Internet at www.espey.com.

For further information, contact Mr. Patrick Enright, President/CEO or Mr. David O’Neil, CFO at (518) 245-4400.

Certain statements in this press release are "forward-looking statements" and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company's current expectations or beliefs concerning future events. The matters covered by these statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made.